CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation of our report included in this Form10-K, into the Company's previously filed Registration Statement File No. 333-06579 and File No. 333-21782.





/s/ Arthur Andersen LLP



Atlanta, Georgia
March 29, 1999